Exhibit 10.1

March 14, 2022

Board of Directors

Internet Sciences Inc.

521 Fifth Ave, 17th Flr

NY, NY 10175

Dear Board Chairwoman,

I am resigning my position as ISI Board member effective today. Thank you for the opportunity and I wish you much success in your future endeavors.

Sincerely yours,

John Malone